Exhibit 10.6

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EMPLOYMENT CONTRACT

Between the undersigned:

FORMASTRAT;

A French Société Anonyme (corporation) whose registered office is located at 23, rue Cortambert, 75016 Paris, registered with the Trade and Companies Registry of Paris under the number 335 133 872

Represented by Mr. Kevin MARTIN in his capacity as Chairman.

(Hereafter referred to as “the Company FORMASTRAT”)

Of the first part,

And:

Ms. Catherine LESPINE

Residing at: 37 rue Camille Corot 92500

RUEIL-MALMAISON

Social security number: 2 61 06 19 028 023 93

Nationality: French

(Hereafter referred as “Ms. LESPINE”)

CONTRAT DE TRAVAIL

Entre:

FORMASTRAT;

Société Anonyme dont le siége social est situé 23, rue Cortambert à Paris (75016), immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 335 133 872

Représentée par Monsieur Kevin MARTIN en sa qualité de Président.

(Ci-àprés désignée «la Société FORMASTRAT »)

D’une part,

Et:

Madame Catherine LESPINE

Résidant à : 37 rue Camille Corot 92500 RUEIL-MALMAISON

N° de Sécurité Sociale : 2 61 06 19 028 023 93 De nationalité française

(Ci-après désignée « Madame LESPINE»)

Of the second part,	D’autre part,

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IT HAS BEEN AGREED AS FOLLOWS:

Ms. LESPINE was hired by FORMASTRAT as from October 1, 2000, as General Assistant Manager, pursuant to an indefinite-term employment contract.

Ms. LESPINE benefits from her rights to seniority accrued since she joined the INSEEC Group, i.e., from September 15,1986.

IT HAS BEEN AGREED AS FOLLOWS:

Article 1: Purpose

The purpose of this contract is to set out Ms. LESPINE’s working conditions and the terms of her hiring, in particular, in light of the provisions of French law.

This contract cancels and supersedes, any previous document of a contractual nature, in particular, her employment contract dated October 1, 2000.

Article 2: Duties

Ms. LESPINE performs the duties of General Assistant Manager within FORMASTRAT.

AYANT ETE PREALABLEMENT RAPPELE QUE:

Madame Catherine LESPINE a été engagée, par la société FORMASTRAT à compter du 1er octobre 2000 en qualité de Directrice Générale Adjointe, par contrat à durée indéterminée.

Madame Catherine LESPINE bénéficie de la reprise de son ancienneté depuis son entrée dans le groupe INSEEC, soit depuis le 15 septembre 1986.

IL A ETE CONVENU ET ARRETE CE QUI SUIT:

Article 1: Objet

Le présent contrat a pour objet de préciser les conditions de travail de Madame LESPINE et les termes de son engagement notamment au regard des dispositions légates.

Le présent contrat de travail annule et remplace tout document à valeur contractuel anténeur et notamment son contrat de travail du 1er octobre 2000.

Article 2 : Définition de fonctions

Madame Catherine LESPINE exerce les fonctions de Directrice Générate Adjointe au sein de la Société FORMASTRAT.

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The duties entrusted to Ms. LESPINE pursuant to her employment contract are, in particular:

•     Definition of the development strategy of the schools of the Group FORMASTRAT, direct participation in all decisions and work in terms of positioning and marketing, internal and external growth;

•     Supervision of the pedagogical and administrative teams of the schools of the Group FORMASTRAT;

•     Responsibilities and monitoring of specific files (visa applications, recognition, approval of schools, etc.);

•     Broad responsibilities within the scope of external relations (with institutions, such as Ministries, the Préfecture and the Rectorate in particular, banks, service providers, etc.);

•     Monitoring of the budgetary and financial management of the Schools of the Group FORMASTRAT.

Ms. LESPINE will perform her duties in accordance with policies, procedure and standards established by the Company.

Les fonctions confidées contractuellement à l’intéressée sont notamment les suivantes:

•     Définition de la stratégic de développement des Ecoles du Groupe FORMASTRAT, participation directe à toutes les décisions et travaux en matière de positionnement et de marketing, croissance interne et externe;

•     Supervision des équipes pédagogiques et administratives des Ecoles du Groupe FORMASTRAT;

•     Responsabilités et suivi des dossiers particuliers (dossiers Visa, reconnaissance, homologation...);

•     Responsabilités larges dans le cadre des relations extérieures (institutionnelles -Ministéres, Préfecture et Rectorat notamment, bancaires, avec les prestataires de services, etc.);

•     Suivi de la gestion budgétaire et financière des Ecoles du Groupe FORMASTRAT.

Madame LESPINE accomplira ses fonctions conformément aux instructions et procédures établies par la Société FORMASTRAT.

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Ms. Catherine LESPINE will occupy the position of Key executive. Nevertheless, Ms. LESPINE’s functions are entrusted to her directly by the President of FORMASTRAT or any other person who has been designated by the Chairman.	Madame Catherine LESPINE aura la position de «Cadre Dirigeant». Toutefois, Madame LESPINE exercera ses fonctions sous la supervision hiérarchique du Président de la Société FORMASTRAT ou toute autre personne désignée par celui-ci.

The duties as described are not exhaustive and are not intended to restrict management’s right to assign or reassign duties to this job, such change shall not be considered as a substantial modification of this contract of employment, as expressly acknowledged by Ms. LESPINE when signing this contract.	II est précisé que ses fonctions ne présentent aucun caractère exhaustif, la Société se réserve le droit de pouvoir en modifier le contenu dans la mesure où cette modification a un lien avec l exécution des fonctions précitées, sans que cette modification ne constitue pour autant une modification substantielle du contrat de travail de Madame LESPINE ce qu’elle accepte expressément par la signature des présentes.

Article 3: Place of work	Article 3 : Lieu de Travail

These duties are performed within the registered office of FORMASTRAT Company or in any other location in the Paris region where she will perform her duties.	Ces fonctions sont exercées au siège de la Société FORMASTRAT ou dans tout autre lieu au sein de la région parisienne où elle sera amenée à exercer ses fonctions.

However, as the Company may reasonably require, the place of work may be changed to any other place in the Paris region, it being specified that Ms. LESPINE shall be informed of this change two (2) months before the modification.	Toutefois, en fonction de l évolution et des nécessités de la Société, le lieu de travail pourra être modifié dans tout autre lieu en région parisienne, étant précisé que la Société s’engage à informer Madame LESPINE dans un délai de deux (2) mois avant la date de la modification.

Ms. LESPINE acknowledges that she is aware that her place of work will likely be modified during the next months to any other place in the Paris region and agrees with this modification.	Madame LESPINE reconnaît avoir pris connaissance que son lieu de travail risque de changer au cours des prochains mois dans un autre lieu en région parisienne et accepte ce changement.

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This modification of her place of work in the Paris region shall not be considered as a substantial amendment to the employment contract, as expressly acknowledged by Ms. LESPINE by signing this contract	Le changement de son lieu de travail en région parisienne ne saurait constituer une modification du présent contrat de travail, comme le reconnaît expressément Madame LESPINE par la signature des présentes.

Furthermore, Ms. LESPINE’s duties require her to be mobile.	De même, les fonctions de Madame LESPINE rendent indispensables la mobilité de celle-ci.

Therefore, Ms. LESPINE agrees to undertake regular business trips in France and abroad, and thus to be away from her home for limited periods of time.	Par conséquent, Madame LESPINE accepte d’effectuer des voyages réguliers en France et à l’ étranger et donc d’être éloignée de son domicile pour des périodes de courte durée.

Article 4: Working time	Article 4 : Durée du travail

Ms. LESPINE will work on a part-time basis.	La durée du travail de Madame LESPINE est fixée à temps partiel.

Her working days are divided up over the week by half days of work.	La répartition de son temps de travail sur la semaine s’accomplira sur la base de demi-journées de travail.

Ms. LESPINE has freedom and flexibility to organise her work schedule and her duties entrusted to her, and with the approval of her hierarchical supervisor Ms. LESPINE could modify her period of working time. The Company FORMASTRAT could also modify her period of working time, only if a notice period of 7 days is respected.	Toutefois, Madame Catherine LESPINE dispose d’une latitude et d’une importante flexibilité pour organiser son emploi du temps et ses fonctions dans le cadre des activités professionnelles qui lui sont confiées, et pourrait avec l’ accord de son supérieur hiérarchique modifier la répartition de son temps de travail. La Société FORMASTRAT pourrait également modifier la répartition de son temps de travail à condition de respecter un délai de prévenance de 7 jours.

As Ms. LESPINE is considered as a key-executive within the meaning of Article L. 212-15-1 of the French Labour Code, in view of the ample freedom in the organisation of her	Etant considérée comme un cadre dirigeant au sens de l’article L. 212-15-1 du Code du Travail, eu égard à l’indépendance dans 1’organisation de son emploi du temps, de la

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schedule, the type of her duties, demonstrated by the high level of responsibilities and remuneration, Ms. LESPINE shall not be submitted to the provisions of French law and regulations relating to the duration of work and shall be remunerated for the good performance of her duties for a maximal duration of work of 100 hours per month.	nature de ses fonctions, attestées par le niveau élevé de ses responsabilités et de sa rémunération, Madame LESPINE n’est pas soumise aux dispositions légates, réglementaires et conventionnelles relatives à la durée du travail et est rémunérée exclusivement pour le bon accomplissement de ses fonctions pour une durée de travail maximale de 100 heures par mois.

Article 5: Remuneration	Article 5: Rémunération

Ms. LESPINE's gross annual remuneration is fixed at EUR 50,000 (Fifty thousand euros), which is paid over 12 months, i.e., gross amount of EUR 4,166.67 per month (Four thousand one hundred sixty six euros and sixty seven cents).	Madame Catherine LESPINE bénéficie d’une rémunération annuelle brute de 50.000 € (Cinquante mille euros), versée sur 12 mois, soit une rémunération brute mensuelle de 4.166,67 €. (Quatre mille cent soixante six euros et soixante sept cents).

Considering the nature of Ms. LESPINE 's duties and level of responsibilities, the gross annual salary mentioned above is a global payment which covers all the working time required by Ms. LESPINE for the performance of his duties, irrespective of the actual hours worked.	Eu égard à la nature de ses fonctions et au niveau de ses responsabilités, la rémunération annuelle brute de base mentionnée ci-dessus englobe de facon forfaitaire le paiement de toutes les heures de travail nécessitées par l’accomplissement de sa mission et est indépendante du nombre d’heures que Madame Catherine LESPINE consacrera de fait à l’exercice de ses fonctions.

Ms. LESPINE shall benefit from a annual management bonus, which shall represent between 3 and 4 months’ base salary.	Madame Catherine LESPINE bénéficie d’une prime de management annuelle représentant 3 à 4 mois de salaires de base.

In addition, as financial consideration for the non-competition obligation, provided by Article 14, Madame LESPINE will also receive an annual gross lump sum and definitive indemnity of EUR 5,000, i.e., a gross amount of EUR 416	En outre, en contrepartie de l’obligation de non-concurrence, telle que visée à l’article 14, Madame LESPINE percevra une indemnité annuelle forfaitaire et définitive égale à 5.000 € bruts (Cinq mille euros), soit 416 € (Quatre cent

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gross (Four hundred sixteen euros) per month, paid monthly with her salary.	seize euros) bruts par mois, payable en 12 mensualités avec son salaire.

Article 6: Paid holidays	Article 6: Congés payés

Ms. LESPINE is entitled to annual paid holiday under the conditions provided for in Articles L. 223-1 et seq. of the French Labor Code.	Madame Catherine LESPINE aura droit à des congés payés annuels dans les conditions prévues par les articles L 223-1 et suivants du Code du Travail.

Article 7: Professional expenses	Article 7 : Frais professionnels

Ms. Catherine LESPINE shall benefit from the reimbursement of her reasonable travel expenses incurred in order to perform her duties.	Madame Catherine LESPINE bénéficie du remboursement des frais raisonnable de déplacement engagés pour l’accomplissement de ses fonctions.

Moreover, she benefits from a visa card for business purposes. She is obliged to provide the accounting department with invoices and supporting documents for al expenses incurred with her professional card.	Elle bénéficie, en outre, d’une carte visa professionnelle. Elle doit présenter à la comptabilité les factures et piéces justificatives pour toute dépense effectuée avec cette carte professionnelle.

Ms. Catherine LESPINE is authorised to travel 1st class by train and by any other way of transportation according to the applicable rules within the Company.	Madame Catherine LESPINE est autorisée à voyager en 1ère classe dans le train et par tout autre moyen de transport selon les régles en vigueur au sein de la Société.

Ms. Catherine LESPINE undertakes to carry out all business travel required for the performance of her duties.	Elle s’engage à effectuer tous les déplacements que l’exercice de ses fonctions pourra nécessiter.

Article 8: Social Coverage	Article 8 : Avantages sociaux

Ms. LESPINE benefit from the complementary retirement scheme and from the provident scheme in force within the Company.	Madame LESPINE bénéficie des régimes de prévoyance et de retraite complémentaire souscrits en vigueur au sein de la Société.

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Article 9: Professional Obligations	Article 9 : Obligations professionnelles

9.1 Exclusivity	9.1 Exclusivité

Throughout the performance of her duties within the Company, Ms. LESPINE undertakes not to directly or indirectly perform, at any time except with the prior express written consent of the Chairman of the Company, any activity, of any kind whatsoever, in her name or in the name of any person or entity whatsoever, which is likely to directly or indirectly compete with the activity of the Company and any other entity related thereto.	Pendant toute la durée d’exercice de ses fonctions au sein de la Société FORMASTRAT, Madame LESPINE s’engage à n’exercer directement ou indirectement à aucun moment, sauf autorisation écrite préalable expresse du Président de la Société, une quelconque activité, de quelque nature qu’elle soit, en son nom propre ou au nom de quelque personne, entité que ce soit, qui serait susceptible de concurrencer directement ou indirectement 1’activité de la Société et toute autré entité qui lui est rattachée.

9.2. Confidentiality and professional secrecy	9.2 Confidentialité

Ms. LESPINE undertakes not to disclose, either directly or indirectly, throughout the term of her employment contract and at any time after the termination of said employment contract, to any party whatsoever, information regarding the methods and know-how of the Company and the FORMASTRAT Group and, moreover, not to use for her own benefit or for the benefit of third parties, the knowledge acquired in this respect.	Madame Catherine LESPINE s’engage à ne pas communiquer, directement ou indirectement, pendant la durée de son contrat de travail et à tout moment aprés la rupture de son contrat de travail, à qui que ce soit des informations concernant les méthodes et le savoir-faire au sein de la Société et du Groupe FORMASTRAT et, à plus forte raison, à ne pas utiliser pour son compte personnel ou pour le compte de tiers les connaissances acquises à leur sujet.

Moreover, apart from a general duty of discretion, Ms. LESPINE is bound by an obligation of absolute discretion with respect to the facts she may become aware of as a result of her duties and her employment within the Company.	Elle est en outre tenue, indépendamment d’une obligation de réserve générate, à une discrétion absolue sur les faits dont elle pourrait avoir connaissance en raison de ses fonctions au sein de la Societé.

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Strict compliance with the obligations specified above is an essential component of this contract.

Article 10: Equipment and documents

Within the scope of her duties, Ms. LESPINE benefits from a home computer with access to Internet; FORMASTRAT bears the costs for subscription to Internet.

Moreover, Ms. LESPINE benefits from a mobile phone; FORMASTRAT bears the costs for the telephone.

Finally, Ms. LESPINE benefits from a credit card in the framework of her functions.

This equipment remains the full property of FORMASTRAT.

The same applies for all technical and commercial documents to which Ms. LESPINE has access within the scope of the performance of her duties.

This equipment and these documents must be returned by Ms. LESPINE upon effective termination of her duties, for any reason whatsoever, without any need for a prior request to be made in this respect.

Le respect rigoureux des obligations ci-dessus stipulées constitue un élément essentiel du present contrat.

Article 10: Matériel et documents

Dans le cadre de ses fonctions, Madame Catherine LESPINE bénéficie d’un ordinateur micro à son domicile avec un accès Internet; la Société FORMASTRAT prend à sa charge l’abonnement à la ligne Internet.

De plus, Madame Catherine LESPINE bénéficie d’un téléphone portable; la Société FORMASTRAT prend à sa charge les coûts y afférents.

Enfin, Madame LESPINE bénéficie d’une carte de crédit dans le cadre de ses fonctions.

Ce matérial demeure la pleine et entière propriété de la Société FORMASTRAT.

II en est de même de tout document technique et commercial auquel l’intéressée a accès dans l’exercice de ses fonctions.

Ce matériel et ces documents devront être restitués par Madame Catherine LESPINE à la cessation effective des fonctions pour quelque cause que ce soit sans qu’il soit besoin d’une demande préalable.

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Article 11: Intellectual Property

Ms. Catherine LESPINE expressly acknowledges that the programmes, course materials, teaching methods and specific pedagogical techniques, business plan, advertisement or promotion documents and any other documents which she may have access within the scope of the performance of her duties, remain the full property of the Company which holds exclusive rights over the intellectual property rights in this respect.

Throughout the term of this employment contract and after termination hereof, without any limitation in time, Ms. Catherine LESPINE undertakes not to reproduce or reuse, in any manner whatsoever, the teaching programmes or course materials or any other document belonging to the Company.

Article 12: Termination of the employment contract

Either Ms. Catherine LESPINE or the Company may terminate this employment contract at any time, in accordance with the provisions of French law.

Except in case of dismissal for serious misconduct (“faute grave”) or gross misconduct (“faute lourde”), the notice period which must be given by the Company in the event of the termination of the employment contract is 3 months.

Article 11: Propriété Intellectuelle

Madame Catherine LESPINE reconnaît expressemént que les programmes, les supports de cours, les méthodes d’enseignement ou encore les techniques particulières de pédagogie, les business plans, documents publicitaires ou de promotions et tous documents qu’elle pourrait avoir eu en sa possession à l’occasion de ses fonctions restent la propriété pleine et entiére de la Société qui dispose, à ce titre, de l’exclusivité des droits de propriété intellectuelle.

Madame Catherine LESPINE s’interdit, pendant toute l’exécution du présent contrat de travail ou encore aprés sa rupture et sans limitation de durée, de reproduire ou réutiliser, sous quelque forme que ce soit, les programmes ou supports de cours ou documents de toute nature appartenant à la Société.

Article 12: Rupture du contrat de travail

Madame Catherine LESPINE et la Société peuvent l’un et 1’autre rompre à tout moment le contrat de travail en respectant les dispositions légales.

Sauf en cas de faute grave ou de faute lourde, le déiai de préavis dû par la Société en cas de rupture du contrat de travail est de trois mois.

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The notice period which must be given by Ms. LESPINE in the event of resignation is 3 months.	Le délai de préavis dû par Madame LESPINE en cas de démission est de trois mois.

Article 13: Severance	Article 13 : Indemnité de rupture

In the event of dismissal, other than for serious misconduct (“faute grave”) or gross misconduct (“faute lourde”), Ms. LESPINE shall benefit from an indemnity equal to nine (9) months of her monthly gross salary.	En cas de licenciement, sauf pour faute grave ou lourde, Madame Catherine LESPINE bénéficie d’une indemnité de rupture égale à neuf (9) mois de rémunération mensuelle brute de l’intéréssée.

To calculate this indemnity, the average salary and bonus paid over the twelve (12) months preceding the notification of dismissal shall be taken into account.	Pour le calcul de cette indemnité, il sera retenu l’ ensemble des éléments de salaires versés au cours des douze (12) derniers mois précédant la notification de la rupture.

This indemnity shall be awarded in addition to the dismissal indemnities provided for by French law.	Cette indemnité s’ajoutera aux indemnités de départ prévues par la loi.

This indemnity would not be paid in case of resignation.	Cette indemnité ne sera pas due en cas de démission.

Article 14. Non-competition clause	Article 14. Non concurrence

In case of termination of the employment contract, for any reason whatsoever, Ms. LESPINE expressly undertakes not to take any interest or to participate, directly or indirectly, whatever her capacity in particular as an employee or as a manager of a company, in any company or activity which is likely to compete with the Company’s activity; that is to say any company engaged in Business or Marketing Schools, Health education Schools, Advertising education Schools, Culinary Schools.	En cas de rupture du contrat de travail, quelle qu’en soit la raison, Madame LESPINE s’interdit expressément de s’intéresser et/ou de participer directement ou indirectement, quelle que soit sa qualité et notamment en qualité de salarié ou d’exploitant d’une entreprise, à toute entreprise ou activité susceptible de concurrencer l’activité de la Société, c’est-à-dire toute entreprise située dans le domaine des Ecoles de Commerce et de Marketing, des Ecoles d’enseignement de santé, des Ecoles de

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publicité, des Ecoles enseignant la restauration.

This restriction applies for a period of twelve months (12), from the last day of effective work.	Cette interdiction s’appliquera pour une durée de douze mois (12), à compter du dernier jour de travail effectif.

This covenant not to compete will be limited within the French territory.	Cette clause de non concurrence sera limitée au territoire français.

In consideration for this non-compete obligation, the Company will pay Ms. LESPINE each month EUR 416 (Four hundred sixteen euros) as set forth article 5 above.	En contrepartie de cette obligation de non concurrence, la Société verse chaque mois à Madame LESPINE la somme de 416 € bruts (Quatre cent seize euros), telle que définie à 1’article 5 ci-dessus du présent contrat.

In the event of failure to respect this covenant, Ms. LESPINE would automatically be liable towards the Company for payment of the whole sums paid during the performance of the present contract, i.e., a gross amount of EUR 416 (Four hundred sixteen euros) per month.	En cas de violation de 1’obligation de non concurrence, Madame LESPINE sera automatiquement redevable envers la Société 1’ ensemble des sommes versées à titre de contrepartie financiére à cette obligation au cours de 1’exécution de son contrat de travail, soit 416 € bruts (Quatre cent seize euros) par mois.

Furthermore, the Company reserves the right to sue for obtaining damages to compensate its intended prejudice suffered from the competitive activity and also to sue for stopping such competitive activity.	En outre, la Société se réserve la possibilité de solliciter la réparation du préjudice effectivement subi du fait de 1’ activité concurrentielle et de faire cesser cette activité concurrentielle.

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Article 15: Other provisions	Article 15 : Autres dispositions

Ms. Catherine LESPINE undertakes to inform the Company immediately of any change in her personal status.	Madame Catherine LESPINE s’engage à faire connaître dans les plus brefs délais à la Société tout changement dans sa situation personnelle.

For any provisions non-provided by the present contract, the parties shall apply the Collective Bargaining Agreement for Advertising.	Pour toutes dispositions non prévues au présent contrat, les parties se référeront aux dispositions de la Convention Collective Nationale de la Publicité

Executed in Paris	Fait à Paris

En deux exemplaires originaux

In two original counterparts

On February 17th, 2003	Le 17 February, 2003

Seule la version française du contrat fait foi.

Only the French version shall prevail

For FORMASTRAT [11]	Ms. LESPINE[1]	Pour FORMASTRAT[1]	Madame LESPINE[1]
	“Read and approved”		“Lu et approuvé”

[1] Signature following French words “Lu et approuvé”. [Readand approved"]	[1] Signature précédée de la mention «Lu et approuvé».